Exhibit l.3

May 26, 2017

Capitala Finance Corp.

4201 Congress Street, Suite 360

Charlotte, NC 28209

Ladies and Gentlemen:

We have acted as counsel to Capitala Finance Corp., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form N-2, which was (i) initially filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2015, and amended by filing of pre-effective amendments thereto on July 28, 2015 and July 31, 2015, and by post-effective amendments on March 29, 2016, May 25, 2016, March 9, 2017, April 28, 2017, May 16, 2017, and May 26, 2017 (“Post-Effective Amendment No. 6”) (such Registration Statement as of the time Post-Effective Amendment No. 6 thereto became effective on May 26, 2017, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus dated May 1, 2017 (the “Prospectus”) and the final prospectus supplement thereto dated May 23, 2017 (the “Prospectus Supplement”). The Registration Statement provides that, among other types of securities, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and debt securities of the Company may be issued from time to time pursuant to Rule 415 of the Securities Act in amounts, at prices, and on terms to be set forth in one or more supplements to the final prospectus included in the Registration Statement at the time it becomes effective.

This opinion letter is rendered in connection with the issuance and sale by the Company of $50,000,000 in aggregate principal amount (or up to $57,500,000 aggregate principal amount if the underwriters’ option to purchase additional Securities is exercised in full) of the Company’s 5.75% Convertible Notes due 2022 (the “Notes”), which are convertible into shares of Common Stock (the “Underlying Shares”) in accordance with the terms and subject to the conditions set forth in the indenture, dated June 16, 2014, by between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and as supplemented by a third supplemental indenture, substantially in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and the Trustee (collectively, the “Indenture”). The Notes are being sold by the Company pursuant to an underwriting agreement, dated as of May 23, 2017, by and among the Company, Capitala Investment Advisors, LLC, and Capitala Advisors Corp., on the one hand, and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named on Schedule A thereto, on the other hand (the “Underwriting Agreement”).

As counsel to the Company, we have participated in the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement, and have examined the originals or copies of the following:

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland. For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.

(i) the Articles of Amendment and Restatement of the Company, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”);

(ii) the Bylaws of the Company, certified as of the date hereof by an officer of the Company;

(iii) A Certificate of Good Standing with respect to the Company issued by the SDAT as of a recent date;

(iv) resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and Prospectus Supplement; (b) the offering, issuance, and sale of the Notes, and the issuance of the Underlying Shares upon conversion thereof, pursuant to the Registration Statement; and (c) the authorization of the execution and delivery of the Underwriting Agreement and the Indenture, certified as of the date hereof by an officer of the Company.

(v) the Underwriting Agreement;

(v) the Indenture; and

(vi) a specimen copy of the form of the Notes to be issued pursuant to the Indenture in the form attached to the Indenture.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification (i) the accuracy and completeness of all corporate records made available to us by the Company and (ii) that the Indenture will be a valid and legally binding obligation of the parties thereto (other than the Company).

Where factual matters material to this opinion letter were not independently established, we have relied upon certificates and/or representations of officers of the Company. We have also relied on certificates of public officials. Except as otherwise stated herein, we have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

This opinion is limited to the contract laws of the State of New York, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of New York or the laws of any other jurisdiction. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance or sale of the Notes. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

Based upon and subject to the limitations, exceptions, qualifications and assumptions set forth in this opinion letter, we are of the opinion that:

1.	When the Notes are duly executed and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally and to general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity.

2.	The issuance of the Underlying Shares has been duly authorized for issuance and, assuming a sufficient number of authorized but unissued shares of common stock, par value $0.01 per share, of the Company are available for issuance when the Notes are converted, the Underlying Shares, if and when issued and delivered upon conversion of the Notes in accordance with the Indenture, will be validly issued, fully paid and non-assessable.

The opinions expressed in this opinion letter (a) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (b) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

/s/ EVERSHEDS SUTHERLAND (US) LLP